EXHIBIT 10.6







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                              MANAGEMENT AGREEMENT



                 LOCATION:  _____________________________________


                 DATED:     JANUARY 1, 2001


                                 BY AND BETWEEN


                 OWNER:     ENN LEASING COMPANY I, L.L.C.



                 MANAGER:   PROMUS HOTELS, INC.





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                              MANAGEMENT AGREEMENT


         THIS AGREEMENT, made as of January 1, 2001 by and between ENN LEASING COMPANY I, L.L.C., a Delaware limited liability company ("Owner"), having its principal office at 7700 Wolf River Boulevard, Germantown, Tennessee 38138 and PROMUS HOTELS, INC., a Delaware corporation ("Manager"), having a principal office at 9336 Civic Center Drive, Beverly Hills, California 90210.

                              PRELIMINARY STATEMENT

         A. Owner owns a first-class Hampton Inn hotel on the land herein described.

         B. Manager, together with its Affiliates, is engaged in the development, ownership, operation and licensing of Hampton Inn and Hampton Inn & Suites hotels throughout the United States, and Manager is experienced in the various phases of hotel development and operations.

         C. Owner is desirous of utilizing the services and experience of Manager in connection with the operation of the hotel, and Manager desires to render such services, all upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, Owner and Manager agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.01 Definitions. As used herein, the following terms shall have the respective meanings indicated below:

                  1.01.1 Affiliate(s) - with respect to any entity, any natural person or firm, corporation, partnership, association, trust or other entity which, directly or indirectly, controls, is controlled by, or is under common control with, the subject entity; a natural person or entity which has another entity as an Affiliate under the foregoing shall also be deemed to be an Affiliate of such entity. For purposes hereof the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity, or the power to veto major policy decisions of any such entity, whether through the ownership of voting securities, by contract, or otherwise.

                  1.01.2 Capital Renewals - a collective term for (a) normal capital replacements of, or additions to, FF&E, and (b) special projects designed to maintain the Hotel in a first-class condition in accordance with the standards contemplated by this Agreement, including without limitation, renovation of the guest room areas, public space, food and beverage facilities, or back of the house areas, which projects will generally comprise replacements of, or additions to, FF&E, but may include revisions and alterations in the




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Improvements;  most of the expenditures for such special projects will be capitalized, but a portion thereof may be currently expended, such as the purchase of smaller items of FF&E, or expenditures which are ancillary to the overall project but which are properly chargeable to Property Operations and Maintenance under the Uniform System of Accounts for Hotels.

                  1.01.3 Capital - Renewals Budget(s) - as defined in Subsection 4.02.1(b).

                  1.01.4    Claims - as defined in Subsection 12.03.1.

                  1.01.5    CPI - as defined in Subsection 4.02.3.

                  1.01.6 Commencement Date - January 1, 2001, the date upon which Manager shall commence to operate the Hotel under the Agreement.

                  1.01.7 Compensation - the direct salaries and wages paid to, or accrued for the benefit of, any executive or other employee together with all fringe benefits payable to, or accrued for the benefit of, such executive or other employee, including employer's contributions required pursuant to any Legal Requirement, or other employment taxes, pension fund contributions, group life and accident and health insurance premiums, and profit sharing, retirement, disability and other similar benefits and severance pay owned to employees at the termination of this Agreement, if any.

                  1.01.8  Controlling Person - as defined in Subsection 12.05.

                  1.01.9 ERISA - the Employees Retirement Income Security Act of 1974, as amended.

                  1.01.10 Executive Staff - the general manager, resident manager (if any), the executive assistant manager (if any) and all department heads, including Director of Finance, Director of Rooms or Front Office Operation, Director of Food and Beverage, Director of Marketing and Director of Human Resources.

                  1.01.11 FF&E - all furniture, furnishings, equipment, fixtures, apparatus and other personal property used in, or held in storage for use in (or if the context so dictates, required in connection with), the operation of the Hotel, other than Operating Equipment, Operating Supplies and fixtures attached to and forming part of the Improvements.

          1.01.12    Forecast - as defined in Subsection 4.02.1(a).

          1.01.13    Gross Operating Profit - as defined in the Management Fee
Rider.

          1.01.14    Gross Revenues - as defined in the Management Fee Rider

          1.01.15    Ground Lease - the ground lease, if any, described in
Exhibit II, pursuant to which the Land was demised to Owner for the term indicated on said Exhibit II.



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          1.01.16    Group Services - as defined in Section 4.03.

          1.01.17 Hotel - the hotel, including the Premises, referred to in the Preliminary Statement.

          1.01.18    Hotel Accounts - as defined in Section 7.01.

          1.01.19 Impositions - all taxes, assessments, water, sewer or other similar rents, rates and charges, levies, license fees, permit fees, inspection fees and other authorization fees and charges, which at any time may be assessed, levied, confirmed or imposed on the Hotel or the operation thereof.

          1.01.20 Improvements - the buildings, structures (surface and subsurface) and other improvements now or hereafter located on the Land.

          1.01.21    Intellectual Property - as defined in Section 11.01.

          1.01.22   Land - the parcel or parcels of land described in Exhibit I.

          1.01.23 Legal Requirements - all public laws, statutes, ordinances, orders, rules, regulations, permits, licenses, authorizations, directions and requirements of all governments and governmental authorities, which, now or hereafter, may be applicable to the Premises and the operation thereof, including, without limitation, those relating to zoning, building, life/safety, environmental and health, employee benefits, and providing continued health care coverage under ERISA.

          1.01.24 License Agreement - the License Agreement dated January 1, 2001 between Manager, as licensor, and Owner, as licensee, licensing the operation of the Hotel under the Hampton Inn name.

          1.01.25    Major Capital Improvements - as defined in Subsection
12.08.1.

          1.01.26 Managed Hotels - a collective term for the Hotel and all other hotels within the United States of America owned, leased and/or operated under the Hampton Inn and Hampton Inn & Suites names by Manager or its Affiliates.

          1.01.27    Manager Software - as defined in Section 11.01.

          1.01.28    Management Fee - as defined in the Management Fee Rider.

          1.01. 29   Minimum Working Capital Funds - as defined in Section 7.03.





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          1.01.30 Mortgage and Mortgagee - each term as defined in Section 9.04.

          1.01.31 Operating Cash Flow - as defined in the Management Fee Rider.

          1.01.32 Operating Equipment - all china, glassware, linens, silverware and uniforms used in, or held in storage for use in (or if the context so dictates, required in connection with), the operation of the Hotel.

          1.01.33 Operating Period - the period beginning with the Commencement Date and ending upon the expiration or termination of this Agreement.

          1.01.34 Operating Supplies - consumable items used in, or held in storage for use in (or if the context so dictates, required in connection with), the operation of the Hotel, including food and beverages, fuel, soap, cleaning material, matches, stationery and other similar items.

          1.01.35 Operating Years - the Operating Years shall coincide with, and be identical to, the calendar years, except that the first Operating Year shall be a partial year beginning on the Commencement Date and ending on the following December 31, and if this Agreement shall be terminated effective on a date other than December 31 in any year, then the partial year from January 1 of the year in which such termination occurs to such effective date of termination shall be treated as an Operating Year; references to "full Operating Years" shall mean those Operating Years which are co-extensive with full calendar years and shall exclude any partial Operating Year at the beginning or the end of the term of this Agreement.

          1.01.36 Other Managed Hotels - all hotels and inns within the United States other than the Hotel owned, leased and/or operated by Manager or any of its Affiliates under the Hampton Inn and Hampton Inn & Suites names.

          1.01.37 Owner - the person or entity named in the preamble hereto, or the successor of Owner's interest with respect to this Agreement.

          1.01.38 Owner's Total Investment - as defined in the Management Fee Rider.

          1.01.39 Permitted Exceptions - (i) the Ground Lease, if any, and the terms thereof; (ii) the Permitted Mortgage(s) and the terms thereof; (iii) liens for Impositions not delinquent; (iv) undetermined or inchoate liens or charges for labor or materials supplied to the Project in connection with the construction or current operation thereof, which have not at the time been filed or recorded pursuant to law; and (v) easements, restrictions on use, zoning laws and ordinances, rights of way and other encumbrances and minor irregularities in title, which do not individually or in the aggregate impair the use of the Premises for hotel purposes.



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          1.01.40    Permitted Mortgage - as defined in Section 9.04.

          1.01.41 Premises - a collective term for Land and Improvements, and Owner's interest therein, and any greater estate or interest hereafter acquired, together with all entrances, exits, rights of ingress and egress, easements and appurtenances belonging or pertaining thereto.

          1.01.42 Project - a collective term for the real and personal property comprising the Hotel, and the development and operation thereof.

          1.01.43    Start-Up Budget - as defined in Section 4.021.1.

          1.01.44 Technical Assistance Services - those advisory and consulting services which Manager and its Affiliates render to Other Managed Hotels in connection with the organization and operation thereof, through which Manager's experience in the field is made available to such hotels and inns.

          1.01.45 Uniform System of Accounts for Hotels - shall mean the Uniform System of Accounts for Lodging Industry (Ninth Revised Edition, 1996); such term shall not be deemed to include any subsequent revisions of the Uniform System of Accounts for Hotels.

         1.02 References. Except as otherwise specifically indicated, all references to Article, Section and Subsection numbers refer to Articles, Sections and Subsections of this Agreement, and all references to Exhibits refer to the Exhibits attached hereto. The words "herein", "hereof", "hereunder", "hereinafter" and words of similar import refer to this Agreement as a whole and not to any particular Article, Section or Subsection hereof. The terms "include" and "including" shall each be construed as if followed by the phrase "without being limited to". Unless expressly stated to the contrary, reference to any
Section includes the following Subsections thereof.

                                   ARTICLE II

                                      TERM

2.01 The Term. The initial term of this Agreement ("Initial Term") shall commence on the date hereof and shall expire at midnight of December 31 of the 2nd full Operating Year following the Commencement Date. Thereafter, so long as the License Agreement is in full force and effect, the term of this Agreement shall continue on a month- to-month basis, and Owner shall have the right to terminate this Agreement upon thirty (30) days prior written notice to Manager. The Initial Term, as extended pursuant to the preceding sentence, shall be referred to herein as the "Term". In no event shall the Term of this Agreement exceed the term of the License Agreement.





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                                   ARTICLE III



Intentionally Deleted.


                                   ARTICLE IV

                                OPERATING PERIOD

4.01 Authority and Duty of Manager. Manager shall have the sole and exclusive right and obligation to manage and operate the Hotel pursuant to the terms of this Agreement and Manager agrees that it shall manage and operate the Hotel as a first-class hotel comparable to Other Managed Hotels in accordance with the standards for Hampton Inn and Hampton Inn & Suites hotels, as set forth in the Operating Manual, taking into account the size, location and character of the Project. In connection therewith, Manager shall have the authority and responsibility, subject to the provisions of this Agreement, to (i) determine operating policy, standards of operation, quality of service, the maintenance and physical appearance of the Hotel and any other matters affecting operations and management; (ii) supervise and direct all phases of advertising, sales and business promotion for the Hotel; and (iii) carry out all programs contemplated by the Forecasts and Capital Renewals Budgets, which have been approved by Owner pursuant to Section 4.02. Owner agrees that it will cooperate reasonably with Manager to permit and assist Manager to carry out its duties hereunder.

4.02     Forecasts and Capital Renewals Budgets.

4.02.1   Preparation.  Manager  will submit to Owner,  not less than  forty-five
         (45) days in advance of each Operating Year, the following forecasts and budgets for such Operating Year:

         (a) a forecast composed of an estimate of profit and loss by month, an estimated cash flow projection by month, and departmental forecast of operations (hereinafter collectively called the "Forecasts"); and

        (b) a budget covering estimated Capital Renewals, which indicates in reasonable detail the replacements of, or additions to, FF&E, and the nature of the special projects covered thereby (herein called the "Capital Renewals Budget(s)").

         The current Capital Renewals Budget shall replicate historical spending for Hampton Inn hotels.

         Budgets for Major Capital Improvements initiated under Section 12.10 shall be treated separately and shall not be included in the Capital Renewals Budget.

         In addition to the Capital Renewals Budget, which shall be agreed upon between Owner and Manager non later than the date that is sixty (60) days after




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this Agreement,  there  shall  be a budget ("Start-Up  Budget")  agreed  upon by the parties. Manager, at Owner's expense, shall promptly purchase and install the items contemplated in the Start- Up Budget no later than 90 days after the date of this Agreement.

4.02.2 Review. In connection with the submission of the Forecasts and the Capital Renewals Budgets, the representatives of Manager will meet with Owner to have an in-depth discussion thereof, including a comparison with the previous year's performance of the Hotel, a discussion of marketing strategy, identity of markets and the proposed expenditures contained in the Capital Renewals Budget.

4.02.3 Approval of Budgets. The Forecast and the Capital Renewals Budget shall be subject to the approval of Owner, which shall not be unreasonably withheld or delayed, it being contemplated that each such Forecast and Capital Renewals Budget shall be agreed upon by the parties within fifteen (15) days after the submission of the same by Manager to Owner. If Owner shall fail to approve any Forecast or Capital Renewals Budget within fifteen (15) days after its submittal by Manager, or to submit its written objections thereof to Manager within such period, then Owner shall be deemed to have approved the same. In case of a dispute with regard to any Forecast, then pending the settlement thereof, or until such dispute is resolved in accordance with Section 12.06, Manager shall be entitled to continue to operate the Hotel in accordance with the standards set forth herein and shall be entitled to make expenditures which are contemplated by and consistent with the Forecast proposed by Manager for such Operating Year; provided that, subject to the standards of performance described in Subsection 4.02.4 below, the maximum approved amount of such expenditures shall be equal to (a) the aggregate of all items set forth in the Forecast which are not disputed by Owner, plus (b) with respect to all items in the Forecast which are disputed or objected to by Owner, the amount allocated to such item(s) in the Forecast for the immediately preceding Operating Year increased by the greater of (i) five percent (5%), or
         (ii) the difference between the Consumer Price Index (All Cities - All Items) (1982-84 = 100) (the "CPI"), on January 1 of the Operating Year immediately preceding the Operating Year in question and the CPI on January 1 of the Operating Year in question. In case of a dispute with regard to any Capital Renewals Budget, then, pending the settlement thereof, Manager shall be entitled to make expenditures for Capital Renewals during the then current Operating Year in accordance with the Capital Renewals Budget approved for the prior Operating Year.

4.02.4 Performance Under Forecast. Manager shall use commercially reasonable efforts to achieve the results set forth in the Forecast with respect to any Operating Year; provided, however, that Owner acknowledges that the Forecast is a composition of estimates and, therefore, Manager cannot guarantee or warrant that the actual operation of the Hotel for any Operating Year will be as set forth in the Forecast for such Operating Year.

4.02.5   Intentionally Deleted.




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4.02.6  Compliance  with Capital  Renewals  Budget.  Manager  shall at all times comply with the applicable Capital Renewals Budget, and shall not deviate in any substantial respect therefrom; provided, however, that Manager shall be entitled to reallocate the amount budgeted with respect to any item in such Capital Renewals Budget to another item budgeted therein, so long as the total amount of expenditures authorized thereunder shall not be exceeded. Notwithstanding the foregoing, Manager shall be entitled to make additional expenditures not authorized under the then applicable Capital Renewals Budget in case of emergencies arising out of fire or any other like or unlike casualty, or in order to comply with any applicable Legal Requirements. Manager will promptly notify Owner of any expenditures not authorized under the then applicable Capital Renewals Budget.

4.03 Group Services. Manager and its Affiliates will furnish or cause to be furnished to the Hotel the benefits of "Group Services", which phrase shall mean (a) group advertising, (b) sales and business promotion services on the same basis as furnished to Other Managed Hotels, (c) national marketing programs (including the any guest frequency or loyalty programs), (d) centralized reservation services, (e) credit card services, (f) the Manager Software and (g) such additional group or regional services and facilities as Manager shall hereafter furnish to Other Managed Hotels as a group or regionally. Owner agrees that the Hotel shall honor all credit cards accepted by Manager and its Affiliates, and that the Hotel's policy regarding association with any other credit card system shall be in conformity with Manager's general policy at the time in effect.

        Manager shall advertise and promote the Hotel in coordination with the sales and marketing programs of Manager and Other Managed Hotels. Manager may participate in sales and promotional campaigns and activities involving complimentary rooms. Manager, in marketing and advertising the Hotel, shall have the right to use marketing and advertising services of employees of Manager and its parent and affiliated companies not located at the Hotel. Manager may charge the Hotel for personnel and other costs and expenses incurred in providing such Group Service; provided that (i) Manager's allocation of such costs and expenses among hotels, including the Hotel, shall be pro rated among all hotels owned or managed by Manager and (ii) the annual allocation of such costs and expenses for Group Services shall not exceed $10,000.00. Such costs and expenses for Group Services shall be reflected in the budgets and operating statements required to be prepared and submitted by Manager under this Management Agreement.

4.04 Technical Assistance Services. During the Operating Period, Manager, through its Technical Assistance Service program, will provide, as needed, supervisory and control services to the Hotel's front office, food, personnel and other operating departments.

4.05    Personnel.

4.05.1 General. Manager shall hire, discharge, promote and supervise the Executive Staff of the Hotel, and shall supervise through said Executive Staff the hiring, discharging, promotion and work of all other operating and service



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        employees of the Hotel.  All members of the Executive Staff of the
        Hotel shall be properly qualified for their positions, and the direct compensation payable to such persons shall be comparable to the direct compensation paid to the members of the Executive Staff of other comparable hotels, taking into account the location and size of the Hotel. If the general manager for the Hotel selected by Manager from time to time is not then an existing employee of Manager providing services for Manager at one of the Other Managed Hotels, Owner shall have the right to consult with Manager regarding the selection of any such individual as the general manager of the Hotel, but the final selection of such general manager shall be at Manager's sole and absolute discretion.

4.05.2 Manager as Employer. All employees of the Hotel shall be employees of Manager, and all Compensation of such employees shall be paid by Manager, and the amount of such payments shall immediately be reimbursed to Manager by Owner in accordance with Section 4.07 hereof. Manager shall also have the right to use employees of Manager or its Affiliates not located at the Hotel to provide services to the Hotel ("Off-Site Personnel") and the right to have the general manager of the Hotel serve as the regional manger for Other Managed Hotels, and all Compensation of such Off-Site Personnel shall immediately be reimbursed to Manager by Owner in accordance with Section 4.07 hereof. Manager shall also have the right to have Off-Site Personnel performing regional or area duties relating to the Hotel and Other Managed Hotels lodged at the Hotel from time to time free of charge. Accordingly, Manager shall establish appropriate payroll accounts covering all such employees of the Hotel. Arrangements shall be made such that Manager can draw on the Hotel Accounts to transfer funds to such payroll accounts immediately upon its payment of such Compensation.

4.05.3 Labor Relations. Manager shall negotiate for the best interest of Owner with any labor unions representing employees of the Hotel, but any collective bargaining agreement or labor contract resulting therefrom will be executed by Manager as the employer. In addition, it is understood that, with respect to labor negotiations not involving multi-employer bargaining arrangements applicable to the Hotel and other hotel properties not owned or managed by Manager, Manager shall consult with Owner in advance of, and, to the extent practicable, during the course of, negotiations with any labor union.

4.05.4 Manager Personnel. If Manager shall reasonably deem it advisable, it shall assign the general manager, the controller and other members of the Executive Staff of the Hotel from the employees of Manager and its Affiliates or from the staff of Other Managed Hotels. All such employees will be paid their regular Compensation, such Compensation to be paid by the Hotel, or if Manager deems it advisable, by Manager, in which case Manager will be reimbursed by Owner therefor as provided in
        Section 4.07.

4.05.5  Business Expenses. The Executive Staff and other appropriate employees




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        of the Hotel  shall also be  reimbursed  for all  reasonable business expenses pertaining to the Hotel, including business entertainment and travel expenses, in accordance with the standard practices in effect at Other Managed Hotels.

4.05.6 Benefit Plans. etc. Manager shall have the right to provide, and shall be obligated to provide if required by Owner, to the employees of the Hotel who are eligible therefor and who are not covered by collective bargaining or similar arrangements, with benefits of the incentive plans, and the pension, profit sharing or other employee retirement, disability, health or welfare or other benefit plan or plans now or hereafter applicable to employees of Other Managed Hotels, and to charge the Hotel with the Hotel's pro rata share of the costs and expenses of such plan or plans allocated to the Hotel on the same basis as allocated to participating Other Managed Hotels.

        The parties agree and acknowledge that Manager may (but shall not be required to) provide benefits and allow participation in such plans on whatever modified basis as it may determine appropriate under the circumstances, and may waive any waiting period or any preconditions to coverage or participation otherwise applicable to such employees. No statement, promise, representation or warranty regarding the terms of such plans or the participation or coverage of employees shall be enforceable, binding or effective in any way unless made in writing and signed by an authorized representative of Manager.

        Notwithstanding the foregoing, in no event shall Manager initiate or adopt any plans, programs or benefits for Hotel employees not otherwise in effect at Other Managed Hotels unless required by applicable collective bargaining agreements.

4.06 Additional Responsibilities of Manager. Manager shall, as agent of Owner either in its own name, or in the name of Owner, perform the following additional services, or cause the same to be performed for the Hotel:

        (a) establish and revise, as necessary, administrative policies and procedures, including policies and procedures for the control of revenue and expenditures, for the purchasing of supplies and services, for the control of credit, and for the scheduling of maintenance, and verify that the foregoing procedures are operating in a sound manner;

        (b) subject to the prior written approval of Owner, consummate leases with respect to the commercial and office space in the Premises and concession or other arrangements with respect to other space and facilities on the Premises;

        (c) enter into any contracts for goods or services to the Hotel; provided that Owner's prior written approval shall be required for any contract having a non-terminable term in excess of the expiration of the term of this Agreement, or if the amount of the aggregate expenditures thereunder




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                  would, or are reasonably anticipated to, exceed $50,000.00 (as adjusted for increases in the CPI from January 1, 2001) in the aggregate per annum; or

        (d) subject to compliance with the applicable Capital Renewals Budget, make all repairs, decorations, revisions, alterations and improvements to the Hotel as shall be reasonably necessary for the proper maintenance thereof in good order, condition and repair;

        (e) purchase such Operating Equipment and Operating Supplies as shall be reasonably necessary for the proper operation of the Hotel in accordance with the Forecasts and Capital Renewals Budget;

        (f) apply for, and use its best effort to obtain and maintain, all licenses and permits required of Owner or Manager in connection with the operation and management of the Hotel; Owner agrees to execute and deliver any and all applications and other documents as shall be reasonably required and to otherwise cooperate, in all reasonable respects, with Manager in applying for, obtaining and maintaining such licenses and permits;

        (g) use its reasonable best efforts to do, or cause to be done, all such acts and things in and about the Hotel as shall be reasonably necessary to comply with Legal Requirements and the terms of all insurance policies, and to discharge any lien, encumbrance or charge on or with respect to the Hotel and the operation thereof, other than Permitted Exceptions;

        (h) in accordance with the Forecasts, pay all Impositions and insurance premiums, when due;

        (i) use its reasonable best efforts to cause the Hotel to comply with all applicable covenants and provisions of the Ground Lease (if any) and Mortgage, and pay, when due, the installments of rental under the Ground Lease (if any) and of principal and interest on the Mortgage; and

        (j) subject to the prior written approval of Owner, retain legal counsel for the Hotel, which legal counsel shall perform legal services under the direction of Manager.

        Owner shall be entitled to meet with the regional manager of Manager or other responsible Manager representatives on a quarterly basis to review and discuss the operation of the Hotel, including any substantial deviation from the operating strategies, policies or procedures which form the basis on which the current Forecasts were made. Manager shall reasonably consider any comments or suggestions of Owner.

4.07 Reimbursements to Manager. In addition to the Management Fee provided for in Article VI, Manager and its Affiliates shall be entitled to be reimbursed for the following costs and expenses incurred in rendering services to the Hotel:

        (a) the Hotel's pro rata share of all costs and expenses incurred in connection with the rendition of Group Services in an amount not to exceed $10,000.00 per annum, in accordance with Section 4.03 herein, allocated on the same basis as allocated to Other Managed Hotels;

        (b) the Compensation paid by Manager or its Affiliates to Hotel employees;

        (c) the Compensation payable to all officers and employees of Manager and its Affiliates (other than Vice Presidents, and higher ranking executive officers), who are not assigned to the Hotel, under Subsection 4.05.4, while working on an assignment for the specific benefit of the Hotel;

        (d) reasonable travel and entertainment expenses of all officers and employees of Manager and its Affiliates incurred in performing its duties hereunder in connection with any phase of the operation of the Hotel in accordance with the policies of Manager then in effect;

        (e) the Compensation and expenses paid or reimbursed by Manager or its Affiliates to all independent consultants rendering services to the Hotel if and to the extent contemplated in the Forecast or Capital Renewals Budget for such Operating Year or as otherwise approved by Owner;

        (f) the costs and expenses of centralized accounting services under Section 7.07; and

        (g) all other expenditures which are authorized, permitted or required under the provisions of this Agreement which have been paid or funded by Manager on Owner's behalf.

It is agreed that, to the extent the entire amount of Compensation or other expense reimbursable to Manager or its Affiliates under the provisions of this
Section 4.07, or under any other provisions of this Agreement, is not incurred solely for the benefit of the Hotel, then such amount or expense shall be appropriately allocated.

Manager shall be entitled to reimburse itself and its Affiliates for the above items out of the Hotel Accounts.

                                    ARTICLE V

                                    INSURANCE

5.01    Coverage.

        5.01.1 Required Insurance. The following insurance shall be secured and maintained with respect to the Hotel at all times during the term of this Agreement:


        (a) All risk property insurance, including fire, windstorm, flood, earthquake and other risks covered by extended coverage endorsements on the Improvements and contents in an amount equal to the full replacement value thereof,

        (b) All risk business interruption insurance, including fire, windstorm, flood, earthquake and other risks covered by extended coverage endorsements for full recovery of the net profits of the Hotel for the entire period of any such business interruption;

        (c) Insurance against loss from accidental damage to, or from the explosion of, boilers, air conditioning systems, including refrigeration and heating apparatus, pressure vessels and pressure pipes in an amount equal to the full replacement value of such items;

        (d) Business interruption insurance against loss from accidental damage to, or from the explosion of, boilers, air conditioning systems, including refrigeration and heating apparatus, pressure vessels and pressure pipes for full recovery of the net profits for the entire period of any such business interruption;

        (e) Commercial general liability, commercial automobile liability insurance including coverage for owned, non-owned and leased automobiles, garage keepers liability, products and completed operations, contractual liability, liquor liability and innkeepers' liability in an amount not less than $25,000,000.00 per occurrence;

        (f) Comprehensive crime insurance in an amount equal to not less than $5,000,000.00;

        (g) Statutory workers' compensation benefits and employers' liability insurance in an amount not less than $1,000,000.00; and

        (h) Insurance against such other insurable risks as Manager may, from time to time, reasonably require and as required for Other Managed Hotels.

                  5.01.2  Intentionally Deleted.

5.01.3 Responsibility to Maintain.. During the Operating Period, Owner, or if and to the extent requested by Owner, Manager at the expense of Owner, shall procure and maintain the above insurance policies, including those required under clauses (e) through (h) of Subsection 5.01.1.

5.01.4 Changes in Coverage. Manager, by notice to and with the prior written approval of Owner, shall have the right to raise the minimum amount of insurance to be maintained with respect to the Hotel under the above Subsection 5.01.1 to make such insurance comparable to the amount of insurance carried with respect to Other Managed Hotels, taking into account the size and location of the Hotel. In addition, neither party shall unreasonably withhold its consent to a request by the other party that such minimum limits of insurance be lowered on the basis that such insurance cannot be obtained in such amounts, or can be obtained only at a prohibitive cost. Similarly, if during the term of this Agreement changes in the insurance industry shall make any description of the required insurance coverage inaccurate or inappropriate, then Manager shall have the right, by notice to and with the prior written approval of Owner, to change such requirements to accurately describe, in the then current vernacular, the type of insurance which would be comparable to the coverage described in the above Subsection 5.01.1.

         5.01.5 Requirements. All policies of insurance shall be written on an "occurrence" basis, if possible. The insurance coverage shall in any event comply with the requirements of the Mortgage, if any.

         5.02     Policies and Endorsements.

         5.02.1  Policies.  All  insurance  provided for under the above Section
         5.01 shall be effected by policies issued by insurance companies of good reputation and of sound and adequate financial responsibility. The party procuring such insurance shall deliver to the other party certificates of insurance with respect to all of the policies of insurance so procured, including existing, additional and renewal policies, and in the case of insurance about to expire, shall deliver certificates of insurance with respect to the renewal policies to the other party not less than thirty (30) days after the respective dates of expiration. If Owner shall elect to procure any portion of the property insurance, it shall also deliver to Manager full copies of the policies under which such insurance is maintained.

5.02.2 Endorsements. All policies of insurance provided for under this Article V shall have attached thereto (a) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days prior written notice to Owner and Manager, and (b) an endorsement to the effect that no act or omission of Owner or Manager shall affect the obligation of the insurer to pay the full amount of any loss sustained. All insurance policies procured by Owner shall contain an endorsement to the effect that such insurance shall be primary to any similar insurance carried by Manager.

5.02.3 Named Insureds. All policies of insurance required under clauses (a) through (d) of Subsection 5.01.1 shall be carried in the name of Owner, and, if required, Mortgagee and the lessor under the Ground Lease, and Manager shall be named as an additional insured thereunder. Losses thereunder shall be payable to the parties as their respective interests may appear. Notwithstanding the foregoing, if Mortgagee is an institutional lender, and so requires, losses may be made payable to Mortgagee, or to a bank or trust company qualified to do business in the state where the Hotel is located, in either instance as trustee for the custody and disposition of the proceeds therefrom. Owner agrees to use reasonable efforts to cause Mortgagee to agree that its Mortgage shall contain a provision to the effect that proceeds from property insurance shall be made available for restoration of the Hotel. All insurance policies required in clauses (e), (f), and (g) of Subsection 5.01.1, shall name Owner and its Affiliates, directors, officers, agents and employees of each such entity as named insureds, and Manager, its Affiliates, directors, officers, agents and employees of each such entity as additional insureds.

5.03 Waiver of Liability. Neither Manager nor Owner shall assert against the other, and do hereby waive with respect to each other, or against any other entity or person named as additional insureds on any policies carried under this Article V, any claims for any losses, damages, liability or expenses (including attorneys' fees) incurred or sustained by either of them on account of injury to persons or damage to property arising out of the ownership, development, construction, completion, operation or maintenance of the Hotel, to the extent that the same are covered by the insurance required under this Article V. Each policy of insurance shall contain a specific waiver of subrogation reflecting the provisions of this Section 5.03, and a provision to the effect that the existence of the preceding waiver shall not affect the validity of any such policy or the obligation of the insurer to pay the full amount of any loss sustained.

5.04    Insurance by Manager.  Any insurance provided by Manager under this
        Article V may, subject to Owner's approval, be effected under policies of blanket insurance which cover other properties of Manager and its Affiliates, and Manager shall have the right to charge the Hotel with the Hotel's pro rata share of such premiums shall be allocated to the Hotel on the same basis as allocated to participating Other Managed Hotels. Any policies of insurance maintained by Manager pursuant to the provisions of this Article V may contain deductible provisions in such amounts as are maintained with respect to Other Managed Hotels, for which Owner shall be responsible or which Manager, at Owner's expense, may pay. Further, in lieu of all or a part of commercial general liability insurance and worker's compensation and employer's liability insurance under clauses (e) and (g) of Subsection 5.01.1, any or all of the risks covered by such insurance, at Manager's option, shall be self-insured or self-assumed by Owner under a self-insurance or assumption of risk program similar to those in effect at Other Managed Hotels, up to such amounts which such risks are self-insured or assumed at Other Managed Hotels.

                                   ARTICLE VI

                                 MANAGEMENT FEE

In addition to the reimbursements required under Section 4.07 for Manager's services hereunder during the Operating Period, Owner shall pay Manager the Management Fee computed and made payable as provided in the Management Fee Rider attached hereto.

                                   ARTICLE VII

                  ACCOUNTS; WORKING FUNDS; RECORDS AND REPORTS

7.01 Bank Accounts. Bank accounts for the Hotel will be established at a banking institution or institutions mutually approved by Owner and Manager, such accounts to be in Manager's name, as agent for Owner (herein called the "Hotel Accounts"). The Hotel Accounts shall consist of (i) a local depository account, (ii) a credit card clearing account and (iii) a high yield investment account. Notwithstanding the foregoing, bank accounts used for the purpose of performing centralized accounting functions under this Agreement shall be established solely by Manager at banking institution(s) as selected by Manager. Manager will deposit in such Hotel

        Accounts all monies  furnished by Owner as working  funds under Section
        7.03 and all monies received from the operation of the Hotel, and shall disburse the same for the purposes set forth in the following Section
        7.02. Notwithstanding the foregoing, Manager shall be entitled to maintain such funds as it reasonably deems proper in house banks or in petty cash funds at the Hotel.

7.02 Expenditures. From the Hotel Accounts (or, if appropriate, from house banks or petty cash funds available at the Hotel), Manager is hereby authorized to pay such amounts and at such times as are required in connection with the ownership, maintenance and operation of the Hotel and related facilities, including, without limitation, the following (subject to the approval of Owner where such approval is required hereunder):

        (a) the Compensation and expenses of the Executive Staff and other employees of the Hotel;

        (b) all costs and expenditures incurred or made in connection with the authorized items under Section 4.06 and all other expenditures which Manager is permitted or required to make under any other provision of this Agreement;

        (c) reimbursements and other amounts due to Manager and its Affiliates under Section 4.07, or under any other provisions of this Agreement;

        (d) premiums for any insurance maintained by Manager in accordance with the provisions of Article V; and

        (e) the Management Fee computed in accordance with the provisions of the Management Fee Rider, and all fees, charges and contributions payable to the licensor and its Affiliates under the License Agreement.


        Each week during the Operating Period, Manager shall cause amounts in the Hotel Accounts in excess of the Minimum Working Capital Funds as set forth in the following Section 7.03 to be wired to a bank account designated for such purpose by Owner.

7.03 Working Fund Requirements. Upon the Commencement Date, Owner shall deposit $50,000 in the Hotel Accounts as initial working capital for the Hotel; and thereafter, Owner, upon reasonable request of Manager, by notice specifically setting forth the amount of the required funds and an explanation of the necessity for such funds, shall provide funds, to be deposited in the Hotel Accounts, as provided in Section 7.01, sufficient at all times to assure the uninterrupted and efficient operation of the Hotel, including, without limitation, sufficient funds to pay all of the items described or specified in the preceding Section
        7.02. and Manager shall retain such $50,000 initial deposit such as minimum working capital ("Minimum Working Capital Funds ") for the first 90 days of the Operating Period, and thereafter Manager shall retain Minimum Working Capital Funds in an amount mutually determined by Manager and Owner to assure the uninterrupted and efficient operation of the Hotel. In connection with the annual forecast and budget review under Section 4.02, the Minimum Working Capital shall be reviewed and increased by the parties annually by mutual agreement as necessary to satisfy the working capital requirements of this Section. If Manager is unable to perform any of its agreements or covenants under this Agreement because of such failure on the part of Owner to provide the required funds, such failure of performance on the part of Manager shall not be deemed a default on the part of Manager and shall not give rise to any right of termination, damages or any other remedy on the part of Owner against Manager.

7.04 Books and Records. Manager shall keep full and adequate books of account and such other records as are necessary to reflect the results of the operation of the Hotel. For this purpose, Owner agrees that it will make available to Manager, or its representatives, all books and records, including contract documents, invoices and all other construction records pertaining to the initial development of the Hotel and any Major Capital Improvements. Manager shall keep the books and records for the Hotel in all material respects in accordance with the Uniform System of Accounts for Hotels, on an accrual basis in accordance with generally accepted accounting principles consistently applied. Owner or its independent accounting firm shall have the right to examine the books and records of the Hotel at any reasonable time upon 48 hours notice to Manager.

7.05 Reports to Owner. Manager shall deliver, or cause to be delivered, to Owner the following statements:

        (a) within twenty (20) days after the end of each calendar month, a detailed profit and loss statement, substantially in the form used at Other Managed Hotels, showing the results of operation of the Hotel for such month and the year-to-date, and a statement of departmental operations, for such month and year-to-date, and having annexed thereto a computation in reasonable detail of the Management Fee for such preceding month and the year-to-date, calculated as provided in the Management Fee Rider and for the second full year of the Operating Period, such reports shall include a comparison with the prior year's results;

        (b) within sixty (60) days after the end of each Operating Year, an unaudited financial statement consisting of a balance sheet, a related statement of profit and loss and a statement of cash flows, and having annexed thereto a computation in reasonable detail of the Management Fee for such year, calculated as provided in the Management Fee Rider and for the second full year of the Operating Period, such reports shall include a comparison with the prior year's results. Audited financial statements shall be at Owner's sole cost and expense.

7.06 Owner's Rights to Inspection and Review. Upon reasonable advance written notice to the general manager of the Hotel, Manager shall accord to Owner, its accountants, attorneys and agents, the right to enter upon any part of the Hotel at all reasonable times during the term of this Agreement for the purpose of examining or inspecting the same or examining and making extracts of the financial books and records of the Hotel or for any other purpose which Owner, in its discretion, shall deem necessary or advisable, but same shall be done without material disruption to the operation and business of the Hotel and for the second full year of the Operating Period, such reports shall include a comparison with the prior years results.

7.07 Centralized Accounting Services. Manager may, in its reasonable discretion, handle directly, or through an Affiliate or one of the Other Managed Hotels, any of the accounting functions for the Hotel, including without limitation, accounts payable, general ledger, payroll and accounts receivable, or any part thereof, on a centralized basis with one or more Other Managed Hotels for the purpose of achieving a more cost-efficient operation of the Hotel. Manager or its Affiliate or the Other Managed Hotel furnishing such centralized accounting functions shall be entitled to be reimbursed or paid from the Hotel Accounts for (i) the pro rata share of the costs and expenses of providing such accounting functions allocated to the Hotel on the same basis as allocated to participating Other Managed Hotels utilizing such centralized accounting services, and (ii) such amounts required to cover or reimburse Manager, its Affiliate or Other Managed Hotel for the payment of authorized expenditures by such entity under Section
        7.02 as a part of such centralized accounting services, provided, however, that such pro rata share and reimbursed amounts shall not exceed $1,040 per month, as such amount may be increased in accordance with increases in CPI from January 1, 2001.

                                  ARTICLE VIII

                               TERMINATION RIGHTS

8.01    Termination by Owner. If any one of the following events shall happen:

        (a) if Manager shall fail to keep, observe or perform any material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Manager, and such default shall continue for a period of thirty (30) days after notice thereof by Owner to Manager;

        (b) if Manager shall apply for or consent to the appointment of a receiver, trustee or liquidator of Manager or of all or a substantial part of its assets, file a voluntary petition in bankruptcy, or admit in writing its inability to pay debts as they come due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law, or file an answer admitting the material allegations of a petition filed against Manager in any bankruptcy, reorganization or insolvency proceeding, or if any order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating Manager a bankrupt or insolvent or approving a petition seeking reorganization of Manager or appointing a receiver, trustee or liquidator of Manager or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty 60) consecutive days; or

        (c) if a right of termination on the part of Owner shall have arisen under Sections 10.01 or 10.02;

        then Owner shall have the right to terminate this Agreement upon written notice to Manager given at any time following the occurrence of such event, or if a period of grace is provided, then following the expiration of the applicable grace period, and while such event shall be continuing, and this Agreement shall terminate upon the date specified therein, which date shall be not less than thirty (30) days nor more than seventy-five (75) days after the date of the giving of such notice.

8.02    Termination by Manager. If any of the following events shall happen:

        (a) Owner shall fail to provide funds to be deposited in the Hotel Accounts in accordance with the provisions of Section 7.03 within ten (10) days after Manager's request for such additional funds under Section 7.03, and such failure continues for an additional ten (10) day period after written notice by Manager to Owner that such funds have not yet been received;

        (b) Owner shall fail to keep, observe or perform any other material covenant, agreement, term or provision of this Agreement to be kept, observed or performed by Owner, and such default shall continue for a period of thirty (30) days after notice thereof by Manager to Owner;

        (c)       [Intentionally Deleted.]

        (d) If Owner shall apply for or consent to the appointment of a receiver, trustee or liquidator of Owner or of all or a substantial part of its assets, file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they come due, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or to take advantage of any insolvency law, or file an answer admitting the material allegations of a petition filed against Owner in any bankruptcy, reorganization or insolvency proceeding, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating Owner a bankrupt or insolvent or approving a petition seeking reorganization of Owner or appointing a receiver, trustee or liquidator of Owner or of all or a substantial part of the assets of Owner, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) consecutive days;

        (e) if because of a default under the Ground Lease (if any) or the Mortgage, the Ground Lease shall be terminated or the Mortgage shall be foreclosed (or the Hotel sold in lieu of foreclosure);

        (f) if any event shall occur or state of facts found to exist, with respect to the ownership or management of the Hotel, which in Manager's reasonable opinion, would adversely affect any gaming license or application for gaming license of Manager or its Affiliates anywhere in the world or the current status of Manager or any of its Affiliates with any gaming commission, board or similar governmental or regulatory agency; or

        (h) Owner shall be in default under the License Agreement and such default shall have continued after the expiration of any applicable grace period with respect thereto or the License Agreement shall have been terminated.

        then Manager shall have the right to terminate this Agreement upon written notice to Owner given at any time following the occurrence of any such event, or if a period of grace is provided, then following the expiration of the applicable period, and while such event shall be continuing, and this Agreement shall terminate upon the date specified therein, which date shall be not less than thirty (30) days nor more than seventy-five (75) days after the date of the giving of such notice.

8.03    Curing  Defaults.  Any  default  by Manager  under  clause (a) of
        Section 8.01 or Owner under clause (b) of Section 8.02, as the case may be, which is susceptible of being cured, shall not constitute a basis of termination if the nature of such default shall not permit it to be cured within the grace period allotted, provided that within such grace period either Manager or Owner shall have commenced to cure such default and shall proceed to complete the same with reasonable diligence.

8.04 Effect of Termination. The termination of this Agreement under the provisions of this Article VIII shall not affect the rights of the terminating party with respect to any damages it has suffered as a result of any breach of this Agreement, nor shall it affect the rights of either party with respect to liability or claims accrued, or arising out of events occurring, prior to the date of termination.

8.05 Remedies. If this Agreement is terminated due to an event of default by Owner arising under Section 8.02(a) or (b) which remains uncured after any applicable cure period, Manager shall be entitled to all damages incurred by Manager as a result of such default, including damages resulting from early termination of the Agreement. Neither the right of termination nor the right to sue for damages nor any other remedy available to either party hereunder shall be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity.

8.06 Indemnification re Future Business. Owner shall indemnify and hold Manager and its Affiliates harmless from all costs, expenses, claims and liabilities, including reasonable attorneys' fees, arising or resulting from the failure of Owner, following the expiration or earlier termination (for whatever cause) of this Agreement, (i) to provide all of the services contracted for within the scope and terms of this Agreement in connection with the business booked in the ordinary course of business at any time prior to the date of such expiration or termination, (ii) to honor and fulfill all obligations of Owner under any contracts or leases entered into in the ordinary course of business by Manager as agent of Owner within the scope and terms of this Agreement prior to such expiration or termination, or (iii) to honor all purchase orders and to pay all payables arising out of the operation by Manager of the Hotel in the ordinary course of business in accordance with the provisions of this Agreement prior to such expiration or termination, or (iv) to pay all Compensation due to the employees of the Hotel or to make all contributions or otherwise meet its obligations under or with respect to all employee benefit plans as required under Subsections 4.05.2 or 4.05.6.

8.07 Preservation of Books and Records. In the event of the expiration or earlier termination of this Agreement, Owner shall preserve all books and records, files and correspondence remaining at the Hotel in accordance with Manager's record retention guide then in effect after the expiration or termination of this Agreement, and Owner shall provide access to Manager, and its representatives, to such books, records, correspondence and files at all reasonable times.

8.08 Extension Date of Termination. Notwithstanding any contrary provision of this Agreement, the date of termination of this Agreement, other than upon expiration pursuant to Article 2.01, shall be extended so that the date of termination after notice of termination is given to or by Manager shall be on a date which is not earlier than fifteen (15) days plus the number of days, if any, Manager is required to give its employees advance notice of termination of employment as required by the Worker Adjustment and Retraining Act, 29 U.S.C.,ss.2101 et. seq., as hereafter amended, or any similar federal or state statute.

                                   ARTICLE IX

                                  TITLE MATTERS

9.01 Title to Hotel. Owner covenants that, as of the date hereof, it has either good and marketable fee title to, or a valid and subsisting leasehold estate in, the Land, and that, upon completion of construction of the Hotel, it will continue to have good and marketable fee simple title or a valid and subsisting leasehold estate in and to the Premises. Owner further covenants that, subject to the terms and conditions of this Article IX, throughout the term of this Agreement it shall maintain full ownership in such fee interest or leasehold estate in the Premises, and good title to the FF&E and the Operating Equipment.

        9.02    Assignment by Manager.

                  9.02.1 Prohibited Assignments. Except as provided in the following Subsection 9.02.2, Manager shall not assign this Agreement without the prior written consent of Owner. The disposition by Manager of its controlling interest in any Affiliate to which it has previously assigned this Agreement, shall be deemed to be a prohibited assignment hereunder requiring the prior written consent of Owner. It is understood and agreed that any consent granted by Owner to any such assignment shall not be deemed a waiver of the covenant herein contained against assignment in any subsequent case. Except as otherwise provided in Subsection 9.02.2, no assignment of this Agreement shall operate to release Manager from any of its obligations under this Agreement.

                  9.02.2 Permitted Assignments. Manager, without the consent of Owner, shall have the right to assign this Agreement to any Affiliate of Manager, or to any entity which may become an Affiliate as a result of a related and substantially concurrent transaction, or to any successor or assign of Manager which may result from any merger, consolidation or reorganization involving Manager, or to a corporation or other entity which shall acquire all or substantially all of the business and assets of Manager. Upon execution of any assignment as aforesaid under this Subsection 9.02.2, or with Owner's consent under Subsection 9.02.1, notice thereof in the form of a duplicate original of such assignment shall be delivered to Owner forthwith, and thereupon, except in the case of an assignment to an Affiliate of Manager, Manager shall be released of all of its covenants and liabilities hereunder, other than liabilities accruing or based upon events occurring prior to the date of the delivery of such duplicate original to Owner; provided, however, that such release shall be contingent upon the concurrent delivery to Owner of an appropriate instrument whereby the assignee shall assume all of the obligations of Manager hereunder, and provided that such proposed assignee has the ability to perform Manager's obligations hereunder as reasonably determined by Owner.

9.03     Sale, Lease or Assignment by Owner.

                  9.03.1 Prohibited Transfers. Owner agrees that, without the consent of Manager, which shall not be reasonably withheld, it will not sell, lease or otherwise transfer or convey the Hotel, or any part thereof, or assign this Agreement, except as provided in this Section 9.03; such prohibition shall apply, without limitation, to any sale and leaseback transaction.

                  9.03.2. Permitted Transfers. If Owner shall have received a bona fide written offer to purchase or lease the Hotel and Owner, pursuant to the terms of such offer, desires to sell or lease the Hotel to any person, firm or corporation, Owner shall give written notice thereof to Manager, stating the name and full identity of the prospective purchaser or tenant, as the case may be, including the names and addresses of the owners of the capital stock, partnership interests, or other proprietary interests of such purchaser or tenant, the price or rental, and all terms and conditions of such proposed sale or lease, together with all other information with respect thereto which is requested by Manager and reasonably available to Owner. Within thirty (30) days after the date of receipt by Manager of such written notice from Owner, or if additional information is requested, then thirty (30) days after receipt by Manager of such information, Manager shall elect, by written notice to Owner, one of the following alternatives:

                  (a) Subject to the provisions of Subsection 9.03.3 below, to consent or withhold consent to such sale or lease and to the assignment of this Agreement to such purchaser or tenant if such sale or lease is in fact consummated; provided that Manager expressly reserves the right to disapprove such sale, lease or assignment if: (i) the proposed transferee, or any of its Affiliates, is the owner of a trade name of a chain of hotels which competes with the Other Managed Hotels, irrespective of the number of hotels comprising the competitive chain ;
         (ii) the proposed transferee or any of its Affiliates is generally recognized in the community as being of ill repute or is in any other manner a person with whom a prudent business person would not wish to associate in a commercial venture or a person that, in Manager's reasonable determination, would be considered by regulators in the gaming industry in any jurisdiction where Manager or any of its Affiliates holds a gaming license to be an unsuitable business associate of Manager and its Affiliates; or (iii) the proposed transferee does not have the ability to fulfill Owner's financial obligations hereunder; or (iv) the proposed transferee or any of its Affiliates maintained a prior unsatisfactory business relationship with Manager, or any of its Affiliates.

                  Manager may, at its sole option, subject its consent to satisfaction of certain conditions, including without limitation, the following: (i) the cure of any existing defaults or events which would become defaults with the giving of notice and passage of time, including without limitation, the payment in full at the closing of such sale or lease, and assignment (the "Closing"), of all unpaid obligations owed Manager and its Affiliates by Owner and/or Owner's agreement to undertake and complete renovation of all or part of the Hotel; (ii) receipt of evidence from the purchaser or tenant that insurance coverage, as required by Article V hereof, is in full force and effect on the Closing date; and (iii) payment of the amount of any estimated fees and charges which will accrue to Manager and its Affiliates through the date of Closing, which amounts cannot be calculated in full prior to or at the Closing. To the fullest practical extent, Owner shall give to Manager sufficient written notice of the date on and place at which such sale or lease is to be consummated in order to give Manager an opportunity to prepare appropriate transfer documents and to be present at such time.

                  (b) To terminate this Agreement (if, and only if, Manager shall not have exercised its rights under clause (a) above), which notice of termination shall, subject to Section 8.08, fix a date of termination thirty (30) days after the date of receipt by Manager of Owner's original thirty (30) day notice, provided that Manager shall have the right to change such effective date of termination to coincide with the date of the consummation of the proposed sale or lease; said notice of termination shall not be effective if such sale or lease is not consummated, in which case this Agreement shall continue in full force and effect.

         Manager agrees that upon the terms and conditions set forth in this Subsection 9.03.2 it shall elect one of the alternatives set forth in this Subsection 9.03.2. If Manager shall fail, neglect or refuse to so exercise any of said alternatives within said sixty (60) day period, the same shall be conclusively deemed to constitute an election to consent under clause (a) of Subsection 9.03.2, and the provisions thereof shall prevail as if Manager had in writing consented pursuant thereto.

         9.03.3 Effect of Sale or Lease. It is the intent of the parties hereto that the Hotel shall at all times during the term of this Agreement be operated as one of the Other Managed Hotels pursuant to the terms hereof. Accordingly, notwithstanding the provisions of Subsection 9.03.2 above, the Hotel shall not be sold or leased unless (i) the purchaser or tenant, as the case may be, shall have first delivered to Manager an executed written instrument, reasonably satisfactory in form and substance to Manager and its counsel, expressly assuming and agreeing to perform all of the terms and provisions of this Agreement, and (ii) such purchaser or tenant shall in all respects be acceptable to, and approved by, Manager, which approval shall not be unreasonably withheld. Upon any such sale or lease of the Hotel in accordance with the provisions of this Section 9.03, subject to Owner's election to terminate this Agreement in accordance with Subsection 9.03.2, all of the rights and obligations of Owner hereunder shall vest in the purchaser or tenant, as the case may be, and all such rights and obligations of the seller or lessor shall thereupon terminate (with the exception of any liabilities or obligations incurred prior to the date of such sale or lease, as to which the seller or lessor shall remain fully liable). In the event of any failure by Owner to satisfy any terms and conditions of this Section 9.03, consent to any sale, lease or transfer of the Hotel and/or assignment of this Agreement shall be deemed withheld by Manager and any such sale, lease, transfer and/or assignment shall be a default hereunder. Manager and Owner acknowledge that this Agreement is being executed concurrently with 16 other agreements for the management of hotels owned by Owner and set forth on Exhibit V attached hereto (each an "Equity Inns Managed Hotel" and, collectively, the "Equity Inns Managed Hotels"). Manager and Owner agree that, notwithstanding anything contained herein to the contrary, Owner may dispose of certain of the Equity Inns Managed Hotels in a number mutually determined by Manager and Owner, and concurrent with such dispositions, terminate the management agreement corresponding to such Equity Inns Managed Hotel without the payment of liquidated damages.


         9.03.4 Transfer of Controlling Interest in Owner. The voluntary or involuntary sale, assignment, transfer or other disposition, or transfer by operation of law (other than by will or the laws of intestate succession) of a controlling interest in Owner (i.e., the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Owner, whether through the ownership of voting securities or by contract or otherwise) shall be deemed a sale or lease of the Hotel within the foregoing provisions of Subsection 9.03.2, and shall be subject to the same rights of Manager as set forth in said Subsections 9.03.2 and 9.03.3, with respect to the sale or lease of the Hotel. Owner shall provide Manager with its annual and quarterly reports for the period immediately preceding the Operating Period, and shall provide such annual and quarterly reports thereafter issued during the Operating Period.

         9.04  Permitted Mortgages.

                  Owner shall not grant any mortgage, deed of trust or trust, deed pledge or encumbrance of or other security interest in the Hotel or any part thereof or interest therein (a "Mortgage") other than a Permitted Mortgage (as hereinafter defined). As used herein, the holder of or trustee under any such Mortgage, and the holder of any indebtedness secured thereby, are herein collectively referred to as the "Mortgagee". As used herein, a "Permitted Mortgage" shall mean any Mortgage which is listed or described in Exhibit III attached hereto and incorporated by reference as a part hereof or which shall hereafter be approved in advance and in writing by Manager such approval of Manager not to be unreasonably withheld; provided, among other things, that the
(i) principal amount of indebtedness secured by such Mortgage as it relates to the Hotel (the "Indebtedness") when aggregated with all other indebtedness secured by the liens against the Premises is not in excess of 75% of the then appraised value of the Hotel and any other collateral securing the Indebtedness as determined by Mortgagee in connection with its underwriting of the loan secured by such Mortgage, (ii) a copy of the Mortgage and other loan documents shall be delivered to Manager upon execution thereof, (iii) the related financing is obtained from an Institutional Lender (as hereinafter defined) which is not an Affiliate of Owner, and (iv) Mortgagee enters into a
Subordination, Attornment and Non-Disturbance Agreement with Manager substantially in the form attached hereto as Exhibit "IV." The foregoing shall be applicable both to original financing and to any refinancing, and this Agreement shall in any and all events survive the foreclosure of any such

Mortgage, or the granting of a deed in lieu thereof, and shall be binding upon the purchaser at any such foreclosure, or the grantee of a deed in lieu thereof, and their respective successors and assigns, except any such third-party purchaser at foreclosure or any third-party grantee of a deed in lien which in either case is unaffiliated with such lender. The term "Institutional Lender" shall mean a commercial bank, a trust company, a savings bank, a savings and loan association, an insurance company, a college or university, a pension fund of a corporation whose shares are listed on a recognized national stock exchange, or a real estate investment trust whose shares are listed on such an exchange, in each case having assets of no less than $500,000,000.00 (which amount is based upon the purchasing power of the United States dollar as of the Commencement Date and shall be annually increased, if necessary, on each anniversary of the Commencement Date to reflect an amount which shall have the equivalent purchasing power to said $500,000,000.00) and which is regularly engaged in the business of making commercial loans.

         9.05 Amendments to Ground Lease. Without the consent of Manager, Owner shall not enter into any amendment or modification of the Ground Lease.

         9.06 Successors and Assigns. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, legal representatives, successors and assigns, and with respect to Owner, the phrase "successors and assigns" shall include purchasers and lessees, or sublessees, of Owner's interest in the Premises.

                                    ARTICLE X

                             DAMAGE OR DESTRUCTION;

                                 EMINENT DOMAIN

         10.01 Damage or Destruction. If the Hotel shall be substantially damaged by fire or other casualty, or in the event that Mortgagee does not make sufficient proceeds of insurance available to Owner to permit Owner to rebuild and restore the Premises to a condition which permits the continued operation of the Hotel by Manager as contemplated by this Agreement, then Owner, by written notice to Manager given within sixty (60) days after the occurrence of such event, shall have the right to terminate this Agreement on the basis that Owner does not elect to rebuild or restore the Hotel, and neither party shall have any further obligation to the other party hereunder, except with respect to liability accruing, or based upon events occurring, prior to the effective date of such termination. For the purposes hereof, the Hotel shall be deemed to have been substantially damaged if the estimated length of time required to restore the Hotel substantially to its condition and character just prior to the occurrence of such casualty shall be in excess of one hundred eighty (180) days, as indicated by an architect's certificate or other evidence reasonably satisfactory to Manager. If this Agreement shall not terminate in the event of damage to the Hotel, either because (i) the damage does not amount to substantial damage as described above, or (ii) notwithstanding substantial damage to the Hotel, Owner shall elect to restore the Hotel, then Owner shall proceed with all due diligence to commence and complete the restoration of the Hotel to its condition and character just prior to the occurrence of such casualty.

         10.02 Eminent Domain. If all of the Premises, or such substantial portion thereof as to make it infeasible, in the reasonable opinion of Owner, to restore and continue to operate the remaining portion for the purposes contemplated hereby, shall be taken through the exercise, or by agreement in lieu of the exercise, of the power of eminent domain, then upon the date that Owner shall be required to surrender possession of the Premises, or a portion thereof, this Agreement shall terminate and neither party shall have any further obligation to the other party hereunder, except with respect to liabilities accruing, or based upon events occurring, prior to the effective date of such termination. In the event a substantial portion of the Premises is taken, but

Mortgagee fails or refuses to make available to Owner sufficient proceeds of such eminent domain proceedings in order to permit Owner to make appropriate alterations, restorations or repairs to the remainder of the Premises, so that the Hotel would continue to be operable for the purposes herein contemplated, then Owner shall have the right to terminate this Agreement upon written notice to Manager and, upon the date that Owner shall be required to surrender possession of the Premises to the condemning authority, this Agreement shall terminate and neither party shall have any further obligation to the other party hereunder, except with respect to liabilities accruing, or based upon events occurring, prior to the effective date of such termination. If such taking of a portion of the Hotel shall not make it infeasible, in the reasonable opinion of Owner, to restore and continue to operate the remaining portion thereof for the purpose herein contemplated, then this Agreement shall not terminate, and Owner shall proceed with all due diligence to repair any damage to the Hotel, or to alter or modify the Hotel so as to render it a complete architectural unit which can be operated as a hotel of substantially the same type and class as before. In any event, all proceeds from any taking shall belong solely to Owner, and Manager shall not be entitled to any portion thereof.

                                   ARTICLE XI

                              INTELLECTUAL PROPERTY

         11.01 Intellectual Property. Owner acknowledges that Manager or one of its Affiliates is or will become the owner or licensee of certain intellectual property including its (i) software in use at one or more Other Managed Hotels and all source and object code versions thereof and all related documentation, flow charts, user manuals, listing, and service/operator manuals and any enhancements, modifications or substitutions thereof ("Manager Software"), and
(ii) trade secrets, know-how and other proprietary information relating to the operating methods, procedures and policies distinctive to Other Managed Hotels (herein collectively called "Intellectual Property"). Manager shall utilize the Intellectual Property in connection with the operation of the Hotel to the extent that it deems appropriate for the purpose of carrying out its agreements and obligations hereunder, but such use shall be strictly on a non-exclusive basis, and neither such use nor anything contained in this Agreement shall confer any proprietary license or other rights in the Intellectual Property upon Owner or any third parties, provided it is given prompt notice, reasonable assistance and sole authority to defend or settle the claim. Manager shall indemnify, defend and hold harmless Owner from and against any and all claims, costs, expenses, liabilities, charges and fees directly incurred by Owner to the extent arising from any copyright or patent infringement claim by any third party and relating to the use by Manager of the Manager Software and Intellectual Property.

                                   ARTICLE XII

                               GENERAL PROVISIONS

         12.01 Purchases from Manager and Manager's Affiliates. In purchasing goods, supplies, equipment and services for the Hotel, including, without limitation, Operating Supplies, Operating Equipment, insurance and long distance telephone services, Manager may utilize purchasing procurement services of affiliates of Manager and/or other group buying techniques involving Other Managed Hotels, as well as other hotels operated by Manager and its Affiliates, provided that the cost thereof shall be competitive with that which would be charged by non-affiliated third party vendors in an arms-length transaction. In such event, such affiliates and/or Manager (as the case may be) may mark up their costs or receive and retain a fee or other compensation from vendors and service providers for their services in making the benefit of volume purchases available to the Hotel or negotiating and implementing the arrangements with such vendors or providers, provided that the total cost thereof (including such mark-up, fee or other compensation charged or retained by Manager or its affiliates) shall be competitive as aforesaid.

         12.02 Budgets and Forecasts. In preparing all budgets and forecasts to be submitted to Owner hereunder, including, without limitation, and the Capital Renewals Budgets under Section 4.02, Manager shall base its estimates upon the most recent and reliable information then available, taking into account the location of the Hotel and its experience in other comparable hotels. Manager reserves the right, and shall have the obligation, to update and revise any such budgets and forecasts from time to time during the periods covered thereby to reflect variables and events not reasonably within the control of Manager. All such updatings and revisions of the Capital Renewals Budget and the Forecast (to the extent any such changes in the Forecast indicate shortfalls which would necessitate a need for additional working capital to be provided by Owner) shall be submitted, together with reasonable explanations of the reasons for such charges, to Owner for its approval. Owner agrees that it shall promptly reply to any such submissions giving its approval or stating the grounds on which it is withholding its approval.

         12.03    Indemnities.

                  12.03.1 Indemnification to Manager. Owner shall indemnify and hold Manager harmless from and against any and all actions, suits, claims, penalties, losses, damages and expenses, including reasonable attorneys' fees, based upon or arising out of Manager's performance of its services hereunder, or out of any occurrence or event happening in or about the Hotel or occurring in connection with the operation or development thereof, including any alleged breach, or investigation relating to a possible breach, of any Legal Requirement (collectively "Claims"), except to the extent such Claims are based upon Manager's gross negligence, willful misconduct, breach of contract or failure to act in good faith.

                  12.03.2 Indemnification To Owner. Manager shall indemnify and hold Owner harmless from and against any and all Claims which Owner may suffer, sustain or incur arising from, or based upon Manager's gross negligence, willful misconduct, breach of contract or failure to act in good faith.

                  12.03.3  Intentionally Deleted.

                  12.03.4 Indemnified Parties. The indemnities contained in this
         Section 12.03 shall run to the benefit of both Manager and Owner and their respective Affiliates and the directors, partners, members, managers, officers and employees of Manager and Owner and their respective Affiliates.

                  12.03.5 Expenses Pending Determination. Pending the resolution of any question as to whether Manager or any of its Affiliates or any of its officers or employees are entitled to indemnification under this
         Section 12.03, Manager shall be authorized to pay from the Hotel Accounts all expenses of defending or handling any matter referred to in this Section 12.03, provided that Manager will reimburse Owner for all such expenses to the extent that it is ultimately determined that such entities or persons are not entitled to indemnification hereunder.

                  12.03.6 Survival. The provisions of Section 12.03 shall survive any cancellation, termination or expiration of this Agreement and shall remain in full force and effect until such time as the applicable statute of limitation shall cut off all demands, claims, actions, damages, losses, liabilities or expenses which are the subject of the provisions of this Section 12.03.

         12.04   Arbitration of Financial Matters.

                  12.04.01 Matters to be Submitted to Arbitration. In the case of a dispute with respect to any of the following matters, either party may submit such matter to arbitration which shall be conducted by the Accountants (as hereinafter defined in Subsection 12.04.2):

                  (a)    computation of the Management Fee;

                  (b)    reimbursements due to Manager under the provisions of
                         Section 4.07;

                  (c) any adjustment in dollar amounts of insurance coverages required to be maintained; and

                  (d) any dispute concerning the approval of a Forecast or a Capital Budget.

                  12.04.2 The Accountants. The "Accountants" shall be one of the
"Big Five" firms of certified public accountants of recognized national standing, i.e., Arthur Andersen LLP, PricewaterhouseCoopers, Ernst & Young, KPMG Peat Marwick, and Deloitte and Touche (or the successors thereto) notwithstanding any existing relationships which may exist between Owner and such accounting firms or Manager and such accounting firms. The party desiring to submit any matter to arbitration under Subsection 12.04.1 shall do so by written notice to the other party, which notice shall set forth the items to be arbitrated and such party's choice of one of the five (5) accounting firms. The party receiving such notice shall within fifteen (15) days after receipt of such notice either approve such choice, or designate one of the remaining four (4) firms by written notice back to the first party, and the first party shall within fifteen (15) days after receipt of such notice either approve such choice or disapprove the same, and the same procedure shall be followed until the parties approve one of such firms or there is only one remaining firm not designated by either party. If both parties shall have approved one of the firms under the preceding sentence, then such firm shall be the "Accountants" for the purposes of arbitrating the dispute; if the parties are unable to agree on an accounting firm, then the remaining firm, which was not designated by either party, shall be the "Accountants" for such purpose. The Accountants shall be required to render a decision in accordance with the procedures described in Subsection 12.04.3 within fifteen (15) days after being notified of their selection. The fees and expenses of the Accountants will be paid by the non-prevailing party.

                  12.04.3 Procedures. In all arbitration proceedings submitted to the Accountants, the Accountants shall be required to agree upon and approve the substantive position advocated by Owner or Manager with respect to each disputed item. Any decision rendered by the Accountants that does not reflect the position advocated by Owner or Manager shall be beyond the scope of authority granted to the Accountants and, consequently, may be overturned by either party. All proceedings by the Accountants shall be conducted in accordance with the Uniform Arbitration Act, except to the extent the provisions of such act are modified by this Agreement or the mutual agreement of the parties. Unless otherwise agreed, all arbitration proceedings shall be conducted at the Hotel.

         12.05 Sale of Securities. In the event Owner, or any person controlling Owner (a "Controlling Person") shall, at any time or from time to time, sell or offer to sell, any securities issued by Owner through the medium of any prospectus or otherwise, it shall do so only in compliance with all applicable federal and state securities laws, and shall clearly disclose to all purchasers and offerees that (i) neither Manager nor any of its Affiliates or their respective officers, directors, agents or employees shall in any way be deemed an issuer or underwriter of said securities, and (ii) Manager or its Affiliates and said officers, directors, agents and employees have not assumed and shall not have any liability whatsoever arising out of or relating to the sale of, or offer to sell, the said securities, including, but not limited to, any liability or responsibility for any financial statements, prospectuses or other financial information contained in any prospectus or similar written or oral communication. Manager shall have the right to approve any description of Manager, or any description of this Agreement or of Owner's relationship with Manager hereunder, contained in any prospectus or similar communication to be delivered in connection with the sale or offer by Owner or any Controlling Person of any securities, and shall have the further right to approve any changes in such descriptions prior to the delivery therefor to any prospective purchaser; any such descriptive materials, and any changes therein, shall be submitted to Manager at least thirty (30) days in advance of the proposed usage in connection with a sale or offer of securities. Owner agrees to indemnify, defend and hold Manager and its Affiliates and their respective officers, directors, agents and employees free and harmless of and from any and all liabilities, costs, damages, claims or expenses, including reasonable attorneys' fees, arising out of or related to the sale or offer of any securities of Owner, except to the extent any claim related thereto is based solely upon misleading financial or other information provided by Manager to Owner in connection with the preparation of the disclosures described in and contemplated pursuant to this Section 12.05. All terms used in this Section 12.05 shall have the same meaning as in the Securities Act of 1933, as amended.

         12.06 License Agreement. The Hotel shall be operated by Manager under the Hampton Inn name in accordance with the License Agreement. Owner shall comply with all the terms and conditions of the License Agreement (specifically including, but not limited to, Licensee's obligation to pay any and all fees, charges and contributions set forth in the License Agreement) and keep the

License Agreement in full force and effect throughout the term of this Agreement. Nothing in this Agreement shall be interpreted in a manner which would either (i) relieve Owner of any of its obligations under the License Agreement or (ii) prevent Owner from validly contesting provisions of the License Agreement.

         12.07 No Restriction. Owner agrees that Manager and any of its successors (by purchase, merger, acquisition or otherwise) have and shall retain the right to own, have an ownership interest in, develop, operate, manage, license, franchise, sell or rent other hotels or inns of any kind, or shared ownership projects commonly known as vacation ownership or time-share ownership projects (or similar real estate projects), under the "Manager" or other name and wherever located except on the Land under this Agreement, and nothing contained in this Agreement shall prohibit or limit Manager from engaging in any such activities, which shall not give rise to any liability for claims relating to unfair competition and/or breach of the implied covenant of good faith and fair dealing.

         12.08    Major Capital Improvements.

                  12.08.1 Major Capital Improvements. Any program of capital improvements, involving an addition to the Hotel, or designed to substantially upgrade or change the nature or image of the Hotel (as opposed to a renovation or refurbishing which takes place as part of the normal or cyclical upkeep of the Hotel), shall be deemed to be a "Major Capital Improvement." Major Capital Improvements will be undertaken only at the request of Owner, whether on its own initiative or at the suggestion of Manager, and in any event shall be subject to the approval of Manager, and shall not be included in the Capital Renewals Budgets.

                  12.08.2 Development. As in the case of the initial development of the Hotel, the development of any Major Capital Improvement shall be the responsibility of Owner and shall be paid for out of separate funds of Owner and not out of Hotel Accounts. To the extent appropriate, the provisions of Article III shall apply to any Major Capital Improvement program.

                  12.08.3 Prohibition on Casinos. In no event shall a casino be added to the Premises or built as a separate structure on any portion of the Land; nor shall any casino or gaming operations be conducted on the Premises.

         12.09 Manager Programs, etc. The programs, systems and equipment utilized by Manager in connection with the operation of Other Managed Hotels, including those relating to security, life/safety, health, communications, and information management, will from time to time be revised or upgraded and new programs, systems and equipment will be developed. Accordingly, Manager, from time to time, shall periodically publish its requirements and any specifications with respect thereto by appropriate notice to each of the Managed Hotels. Owner agrees that the Hotel shall comply with such requirements and specifications.

         12.10 Notices. Except as otherwise provided in this Agreement, all notices, demands, requests, consents, approvals and other communications (herein collectively called "Notices") required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to be so notified as follows:

         If to Owner:
                           ENN Leasing Company I, L.L.C.
                           7700 Wolf River Boulevard
                           Germantown, TN 38138
                           Attn: Corporate Secretary
                           phone: (901) 754-7774
                           fax: (901) 754-2374

                           With copy to:

                           Hunton & Williams
                           951 E. Byrd Street
                           Riverfront Plaza, East Tower
                           Richmond, VA 23219-4074
                           Attn: David C. Wright, Esq.
                           phone: (804) 788-8638
                           fax: (804) 788-8218

         If to Manager:

                           Promus Hotels, Inc.
                           c/o Hilton Hotels Corporation
                           9336 Civic Center Drive
                           Beverly Hills, California 90210
                           Attn: General Counsel
                           fax: (310) 205-8611

                           and

                           Hampton Inn Knoxville (Alcoa) - Airport
                           148 International Drive
                           Alcoa, Tennessee  37701
                           Attn: Jennifer Fritts
                           fax: (423) 984-0110

Any Notice shall be deemed delivered upon receipt. Either party may at any time change the addresses for Notices to such party by mailing a Notice as aforesaid. Notices may also be delivered by (i) hand, (ii) special courier, or (iii) telegram, telex or other electronic written communication, provided that in utilizing any form of delivery authorized by clause (iii) of this sentence, receipt of such notice must be acknowledged by the addressee through appropriate written communication.

         12.11 No Lease. Partnership or Joint Venture. Nothing contained in this Agreement shall be construed to be or create a lease, partnership or joint venture between Owner, its successors or assigns, on the one part, and Manager, its successors and assigns, on the other part.

         12.12 Modification and Changes. This Agreement cannot be changed or modified except by another agreement in writing signed by the party sought to be charged therewith, or by its duly authorized agent.

         12.13 Understandings and Agreements. This Agreement constitutes all of the understandings and agreements of whatsoever nature or kind existing between the parties with respect to Manager's management of the Hotel. The parties each hereby acknowledge, represent and agree that in entering into this Agreement, they are not relying upon any statement, representation or promise, or the failure to make any statement, representation or promise, of any other party (or of any officer, agent, employee, representative or attorney for any other party), in executing this Agreement except as expressly stated herein.

         12.14 Headings. The Article, Section and Subsection headings contained herein are for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

         12.15 Consents. Except as specifically otherwise provided in this Agreement, each party agrees that it will not unreasonably withhold any consent or approval requested by the other party pursuant to the terms of the Agreement, and that any such consent or approval shall not be unreasonably delayed or qualified. Similarly, each party agrees that any provision of this Agreement which permits such party to make requests of the other party, shall not be construed to permit the making of unreasonable requests.

         12.16 Survival of Covenants. Any covenant, term or provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

         12.17 Third Parties. None of the obligations hereunder of either party shall run to or be enforceable by any party other than the party to this Agreement or by a party deriving rights hereunder as a result of an assignment permitted pursuant to the terms hereof.

         12.18 Waivers. No failure by Manager or Owner to insist upon the strict performances of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         12.19 Partial Invalidity. Any provision of this Agreement prohibited by law or by court decree in any locality or state shall be ineffective to the extent of such prohibition without in any way invalidating or affecting the remaining provisions of this Agreement, or without invalidating or affecting the provisions of this Agreement within the states or localities where not prohibited or otherwise invalidated by law or by court decree. Further, in the event that any provision of this Agreement shall be held unenforceable by virtue of its scope, but may be made enforceable by a limitation thereof, such provision shall be deemed to be amended to the minimum extent necessary to render it enforceable under the laws of the jurisdiction in which enforcement is sought.

         12.20 Applicable Law. This Agreement shall be construed and be governed by the laws of the State in which the Premises are located.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

                                    OWNER:

                                    ENN LEASING COMPANY I, L.L.C.,
                                    a Delaware limited liability company



                                    By__________________________________
                                      Donald H. Dempsey
                                      Executive Vice President


                                    MANAGER:

                                    PROMUS HOTELS, INC.,
                                    a Delaware corporation



                                    By___________________________________
                                      Frederick G. Schultz
                                      Senior Vice President